UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  –  Departure of Directors or Certain Officers; Appointment of Certain Officers

On June 16, 2014, Jennifer Mello was elected by the Board of Directors of TPG Specialty Lending, Inc. (the “Company”) to the position of Chief Compliance Officer, replacing Justin Meagher. Ms. Mello continues to be a Vice President and Secretary of the Company.

Ms. Mello has served as Vice President and Secretary of the Company since February 2014. From March 2013 to February 2014, Ms. Mello was a Vice President of the Company. Since 2012, Ms. Mello has been the General Counsel and a Principal of TPG Special Situations Partners (“TSSP”) and, prior to joining TSSP, she was Deputy General Counsel of TPG. Prior to joining TPG, she was a senior attorney at the law firm of Cleary Gottlieb Steen & Hamilton LLP. Ms. Mello received her J.D. from Northwestern University School of Law and her B.S. from the Edmund A. Walsh School of Foreign Service at Georgetown University.

Ms. Mello will serve as the Company’s Chief Compliance Officer until her resignation or earlier termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC.
(Registrant)

Date: June 19, 2014	By:	/s/ Alan Kirshenbaum
Alan Kirshenbaum
Chief Financial Officer